Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Ebang International Holdings Inc. on Form S-8 (File No. 333-257787) of our report dated April 28, 2023 with respect to the audited consolidated financial statements, which appears in this Form 20-F.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 28, 2023